Exhibit 10.25

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 30th day of November, 2004, among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor’), and THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as Collateral Agent for the Holders, Trustee and Collateral Agent (together with its successors and assigns in such capacity, “Collateral Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Indenture dated as of November 30, 2004 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, the “Indenture”) among Altra Industrial Motion Inc. (the “Company”), each of the Guarantors named therein (“Guarantors”), The Bank of New York Trust Company, N.A., as Trustee (in such capacity, the “Trustee”) [and Collateral Agent], Company has issued to the Holders its 9% Senior Secured Notes Due 2011, and may issue from time to time additional notes in connection with the provisions of the Indenture (as the same may be amended and restated, supplemented or otherwise modified from time to time. collectively, the “Notes”);

WHEREAS, it is a condition precedent to the purchase by the Holders of the Notes that Grantors shall have executed and delivered to Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent, that certain Security Agreement dated as of November 30, 2004 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent, this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1.                                       DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement and/or the Indenture.

2.                                       GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby grants to Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent, a continuing first priority security interest (subject to Permitted Liens) in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a)                                  all of its Trademarks and rights in and to Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b)                                 all extensions, modifications and renewals of the foregoing;

(c)                                  all goodwill of the business connected with the use of, and symbolized by, each Trademark; and

(d)                                 all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark, or (ii) injury to the goodwill associated with any Trademark.

3.                                       SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Holders, Trustee and Collateral Agent, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4.                                       AUTHORIZATION TO SUPPLEMENT. Grantors hereby authorize Collateral Agent unilaterally to modify this Agreement by amending Schedule I to include an trademarks, registrations, or applications therefor (including, without limitation, extensions or renewals) which become part of the Trademark Collateral under the Security Agreement. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agents continuing security interest in all Collateral, whether or not listed on Schedule I.

5.                                       COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	KILIAN MANUFACTURING CORPORATION,
a Delaware corporation, as a Grantor,
WARNER ELECTRIC TECHNOLOGY LLC,
a Delaware limited liability company, as a Grantor,
FORMSPRAG LLC,
a Delaware limited liability company, as a Grantor,
BOSTON GEAR LLC,
a Delaware limited liability company, as a Grantor

	By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chief Executive Officer

AMERIDRIVES INTERNATIONAL, L.P.,
a Delaware limited partnership, as a Grantor

By: American Enterprises MPT Corp., its general partner
	By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chief Executive Officer

COLLATERAL AGENT:	THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Collateral Agent

	By:	/s/ Sandeé Parks
	Name:	Sandeé Parks
	Title:	Vice President